Exhibit 5.1

Jody M. Walker

Attorney at Law

7841 South Garfield Way

Centennial, CO 80122

jmwalker85@earthlink.net

Telephone: 303-850-7637                         Facsimile: 303-482-2731

December 15, 2011

Pinacle Enterprise, Inc.

Re: Opinion of Counsel - Registration Statement on Form S-1

Gentleman:

I have acted as counsel to Pinacle Enterprise, Inc. in connection with the preparation and filing of a registration statement on Form S-1.  The registration statement covers the registration under the Securities Act of 1933 of 1,800,000 common shares on behalf of selling security holders of Pinacle Enterprise Inc.  I have examined the registration statement, Pinacle Enterprise, Inc.'s articles of incorporation and bylaws, as amended, and minutes of meetings of its board of directors.

Based upon the foregoing, and assuming that Pinacle Enterprise, Inc. will fully comply with all applicable securities laws involved under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant to said Acts, and in those states or foreign jurisdictions in which common shares have been and may be sold, I am of the opinion that the common shares will, when sold, be validly issued, fully paid and non-assessable.

This opinion opines upon Nevada law, including the Nevada Constitution, all applicable provisions of the statutory provisions, and reported judicial decisions interpreting those laws.

This opinion is based on my knowledge of the law and facts as of the date of the registration statement’s effectiveness.

This opinion does not address or relate to any specific state securities laws. I assume no duty to communicate with Pinacle Enterprise, Inc. in respect to any matter that comes to my attention after the date of effectiveness of the registration statement.

CONSENT

I consent to the use of this opinion as an exhibit to the registration statement and to the reference to my firm in the prospectus that is made a part of the registration statement.

Very truly yours,

/s/ Jody M. Walker

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Jody M. Walker

Attorney-At-Law